                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Listed below are the subsidiaries of the Company as of the date of this registration statement. Names of certain inactive or minor subsidiaries have been omitted. All subsidiaries are wholly owned by the Company.


                                                                   Jurisdiction of
Subsidiary                                                         Incorporation
----------                                                         -------------
Access Financial Solutions, Inc.                                   Maryland
Fulton Funding Corporation                                         Delaware
Fulton International Foreign Sales Corporation                     Barbados
Fulton International, Inc.                                         Delaware
Fulton International, LP                                           Cayman Islands
JLG Deutschland, GmbH                                              Germany
JLG Equipment Services, Inc.                                       Pennsylvania
JLG Equipment Services Ltd.                                        Hong Kong
JLG Europe BV                                                      Netherlands
JLG France Sarl                                                    France
JLG Industries (Italia) S.r.L.                                     Italy
JLG Industries (Norge) AS                                          Norway
JLG Industries (Propriety) Ltd.                                    South Africa
JLG Industries (United Kingdom) Ltd.                               United Kingdom
JLG Latino Americana Ltda.                                         Brazil
JLG Manufacturing, LLC                                             Pennsylvania
JLG Polaska Sp z.o.o.                                              Poland
JLG Properties (Australia) Pty. Ltd.                               Australia
JLG Sverige AB                                                     Sweden
Platforma Elevadoras JLG Iberica S.L.                              Spain
JLG Manufacturing Europe BVBA                                      Belgium
Gradall Industries, Inc.                                           Delaware
Premco Products Inc.                                               Delaware
The Gradall Company                                                Ohio